Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Auditors”, and to the incorporation by reference of our report dated March 8, 2018 in the Registration Statement on Form F-10 of Oncolytics Biotech Inc. (the “Company”) for the registration of up to U.S. $116,886,153 of Common Shares, Subscription Receipts, Warrants, and/or Units of the Company.

Calgary, Canada

May 4, 2018